Exhibit 99.1
FOR IMMEDIATE RELEASE
Unilife Corporation Announces Preliminary Financial Results
for the Fourth Quarter and Fiscal Year 2011
York, PA (August 30, 2011) Unilife Corporation (“Unilife” or the “Company”) (NASDAQ: UNIS; ASX: UNS) today announced its preliminary financial results for the fourth quarter and fiscal year ended June 30, 2011.
Corporate Highlights:
•	Completed construction of new global headquarters and commercial production facility in York, PA and successfully relocated entire staff (December 2010)
•
Appointed Dr. Ramin Mojdeh as Chief Operating Officer (February 2011), and continued to expanded management team to support business growth related to the ramp up of Unifill sales and marketing program, and commercialization of other pipeline devices (July 2011)

•	Initiated business realignment plan to improve cash flow and extend cash reserves by over $12 million during calendar year 2011 (April 2011)
•	Further strengthened balance sheet with $10 million equipment financing agreement through Varilease Finance, Inc. (August 2011)
Device Portfolio Highlights:
•	Secured U.S. FDA 510K Clearance for Unitract™ 1mL TB Syringe (September 2010).
•	Commenced sales of Unitract™1mL syringes in U.S. (November 2010)
•	Commenced initial production of Unifill® prefilled syringes at new global headquarters and manufacturing facility (March 2011)
•	Successfully completed the industrialization of the Unifill syringe (June 2011)
•
Secured initial agreement with a leading global pharmaceutical company for the development of a pipeline product in conjunction with a pipeline biologic drug for targeted organ delivery. The device was selected for clinical trials scheduled to commence from calendar Q4 2011 to Q1 2012. (June 2011)

•	Commenced initial supply of the Unifill syringe to Sanofi (July 2011)
•	Commenced initial sales of Unifill syringe to a U.S.-based global pharmaceutical company (July 2011)
•	Continued to diversify proprietary portfolio with development of Unifill EZMix multi-chamber prefilled syringe (patent filed) and Unifill Auto-Injector (August 2011).
Mr. Alan Shortall, Chief Executive Officer of Unilife, stated: “The fourth quarter of fiscal 2011 was a momentous period that not only marked the end of an exciting and important year for Unilife, but also helped set the stage for the sustained growth of our business as we move aggressively toward the future.
“The completion of many important milestones over the past year, coupled with the strong momentum of many new and exciting business initiatives have kept us on track to rapidly emerge as a global leader for advanced drug delivery systems. One of our most important achievements during the year was the successful completion of the industrialization program for the Unifill® syringe in June and the initial supply of the syringe in July.
Unilife Corporation
250 Cross Farm Lane, York, PA 17406 T + 1 717 384 3400 F + 717 384 3401 E info@unilife.com W www.unilife.com <http://www.unilife.com>

“As we have previously discussed, the innovative technology behind the Unifill syringe has not only allowed us to expand into a full portfolio of prefilled safety syringes, but has also led to a rich product pipeline of other self-injection, reconstitution and novel drug delivery systems. These additional technology platforms have been developed in direct response to the unmet needs of pharmaceutical companies, healthcare workers and patients. One of our devices for specialized organ delivery was recently selected by a leading global pharmaceutical company for clinical trials scheduled to commence later this year.
“Finally, in order to support the immense amount of growth we are currently experiencing, we made several strategic decisions this year that have strengthened our position moving forward. This includes the expansion of our management team with some of the world’s top pharmaceutical and drug delivery device professionals from leading industry companies. We also strengthened our cash position with the realignment of our business to drive internal efficiencies, and signed an equipment financing agreement earlier this month for $10 million in available funding.
“Looking ahead, our Company has never been stronger or better positioned to capitalize on untapped opportunities within an injectable drug delivery device market forecast to increase by 50% to a total value of $15 billion in 2015. I look forward to updating you as we continue to focus on serving the unmet needs of pharmaceutical companies through our uniquely designed innovation strategy, improving the lives of healthcare workers and patients across the globe, while building a stronger company that increases value for our stockholders,” concluded Mr. Shortall.
Preliminary Financial Results for Three and Twelve Months Ended June 30, 2011
Revenues for the three months ended June 30, 2011 were $0.7 million compared to $2.7 million for the same period in 2010. This decrease was largely attributable to a decrease of $1.2 million in milestone payments from Unilife’s pharmaceutical partner associated with the industrialization program for the Unifill syringe, as well as a decrease in product sales of $0.8 million reflecting the Company’s decision to discontinue its contract manufacturing operations and instead focus on the commercialization, production and supply of its own propriety line of products.
The Company’s net loss for the three months ended June 30, 2011 was $(10.5) million, or $(0.17) per diluted share, compared to a net loss of $(9.7) million, or $(0.18) per diluted share, for the same period in 2010. The increase in the net loss was primarily attributable to the decrease in revenues as noted above, higher depreciation and amortization and increased research and development costs incurred to finalize the product specifications of our Unifill syringe. The increase in net loss was partially offset by decreased selling, general and administrative expenses due to a reduction in payroll costs resulting from the realignment announced at the end of the third quarter 2011, lower non-cash share-based compensation expense and lower consulting costs
Adjusted net loss for the three months ended June 30, 2011 was $(6.3) million, or $(0.10) per diluted share, compared to adjusted net loss of $(5.7) million, or $(0.11) per diluted share, for the same period in 2010. Adjusted net loss in the current year period excludes $4.2 million in expenses, including non-cash share-based compensation expense, depreciation and amortization and interest expense compared to $4.0 million in the prior year period primarily due to higher depreciation and amortization expense resulting from the new corporate headquarters and related equipment placed in service during the year, partially offset by lower non-cash share-based compensation expense relating to stock awards granted in the prior period.
Revenues for the year ended June 30, 2011 were $6.7 million compared to $11.4 million for the same period in 2010. The decrease was primarily related to a decrease of $5.0 million of milestone payments associated with the industrialization program for the Unifill syringe, as these payments were recognized in 2010 due to the industrialization program being ahead of the original schedule.

The Company’s net loss for year ended June 30, 2011 was $(40.7) million, or $(0.70) per diluted share, compared to a net loss of $(29.7) million, or $(0.64) per diluted share, for the same period in 2010. The increase in net loss was attributable to the decrease in revenues, higher depreciation and amortization and increased selling, general and administrative expenses due to higher payroll and non-cash share-based compensation expense, partially offset by a decrease in legal and consulting fees due to significant costs incurred in the prior period in connection with our redomiciliation to the U.S. Additionally, research and development costs decreased due to non-cash share-based compensation expense relating to stock awards granted in the prior period.
Adjusted net loss for the year ended June 30, 2011 was $(27.1) million, or $(0.47) per diluted share, compared to adjusted net loss of $(14.5) million, or $(0.31) per diluted share, for the same period in 2010. Adjusted net loss in 2011 excludes $13.5 million in expenses, including non-cash share-based compensation expense, depreciation and amortization and interest expense compared to $15.2 million in 2010 primarily due to lower legal and consulting fees due to significant costs incurred in the prior period in connection with our redomiciliation to the U.S.
As of June 30, 2011, the Company’s cash, cash equivalents and restricted cash were $20.3 million.
The financial data included in this press release is based on preliminary unaudited information and may be subject to change. The Company expects to file its audited results for the year ended June 30, 2011 on Form 10-K with the Securities and Exchange Commission on September 13, 2011.
Conference Call Information
Management has scheduled a conference call for 4:30 p.m. U.S. Eastern Daylight Time on August 30, 2011, to review the Company’s financial results, market trends and future outlook. The conference call and accompanying slide presentation will be broadcast over the Internet as a “live” listen only Webcast. An archive of the presentation and webcast will be available for 30 days after the call. To listen, please go to: http://ir.unilife.com/events.cfm.
About Unilife Corporation
Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S.-based developer, manufacturer and supplier of advanced drug delivery systems with state-of-the-art facilities in Pennsylvania. Established in 2002, Unilife works with pharmaceutical and biotechnology companies seeking innovative devices for use with their parenteral drugs and vaccines. Unilife has developed a broad, differentiated proprietary portfolio of its own injectable drug delivery products, including the Unifill® and Unitract® product lines of safety syringes with automatic, operator controlled needle retraction. Unifill represents the world’s first prefilled syringe technology integrating safety within the primary drug container. The products are ideally positioned to help pharmaceutical companies maximize the lifecycle of their injectable drugs and enhance patient care. Unifill syringes, together with other devices that are part of the Unilife technology platform, can either be supplied to pharmaceutical customers ready for use, or customized to address the specific requirements of targeted novel drugs. For more information on Unilife, please visit www.unilife.com
Forward-Looking Statements
This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A.

Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.
Non-GAAP Financial Measures
U.S. securities laws require that when we publish any non-GAAP financial measure, we disclose the reason for using the non-GAAP measure and provide a reconciliation to the most directly comparable GAAP measure. The presentation of adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures. Adjusted net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of share-based compensation expense, depreciation and amortization, interest expense and certain non-recurring costs associated with our redomiciliation and Nasdaq listing.
Management believes the presentation of adjusted net income (loss) and adjusted net income (loss) per share provides useful information because these measures enhance its own evaluation, as well as investor’s understanding, of the Company’s core operating and financial results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of net income (loss) to adjusted net income (loss) is included in the attached table.
General: UNIS-G

Investor Contacts (US):		Investor Contacts (Australia)
Todd Fromer / Garth Russell	Stuart Fine	Jeff Carter
KCSA Strategic Communications	Carpe DM Inc	Unilife Corporation
P: + 1 212-682-6300	P: + 1 908 469 1788	P: + 61 2 8346 6500
(Tables Below)

UNILIFE CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	June 30,
	2011	2010
Assets
Current Assets:
Cash and cash equivalents	$17,910	$20,750
Restricted cash	2,400	—
Accounts receivable	13	1,556
Inventories	626	797
Prepaid expenses and other current assets	381	637

Total current assets	21,330	23,740
Property, plant and equipment, net	54,020	29,972
Goodwill	13,265	10,792
Intangible assets, net	42	40
Other assets	821	273

Total assets	$89,478	$64,817

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,405	$6,044
Accrued expenses	2,696	2,911
Current portion of long-term debt	2,274	1,648
Deferred revenue	2,706	2,188

Total current liabilities	10,081	12,791
Long-term debt, less current portion	20,413	1,093
Deferred revenue	5,412	6,563

Total liabilities	35,906	20,447

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized as of June 30, 2011; none issued or outstanding as of June 30, 2011 and 2010	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized as of June 30, 2011; 63,924,403 and 54,761,848 shares issued, and 63,905,053 and 54,761,848 shares outstanding as of June 30, 2011 and 2010, respectively	639	548
Additional paid-in-capital	169,590	122,397
Accumulated deficit	(120,332)	(79,650)
Accumulated other comprehensive income	3,775	1,075
Treasury stock, at cost, 19,350 shares as of June 30, 2011	(100)	—

Total stockholders’ equity	53,572	44,370

Total liabilities and stockholders’ equity	$89,478	$64,817

UNILIFE CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Industrialization fees	$—	$1,236	$1,350	$6,318
Licensing fees	678	560	2,527	2,566
Products sales and other	17	856	2,773	2,538

Total revenues	695	2,652	6,650	11,422
Cost of product sales	148	636	2,597	2,471

Gross profit	547	2,016	4,053	8,951

Operating expenses:
Research and development	2,690	2,311	9,631	10,934
Selling, general and administrative	7,185	9,028	31,571	26,257
Depreciation and amortization	1,517	587	4,009	2,314

Total operating expenses	11,392	11,926	45,211	39,505

Operating loss	(10,845)	(9,910)	(41,158)	(30,554)
Interest expense	270	34	511	125
Interest income	(67)	(359)	(399)	(1,066)
Other (income) expense, net	(503)	120	(588)	135

Net loss	($10,545)	($9,705)	($40,682)	($29,748)

Loss per share:
Basic and diluted loss per share	($0.17)	($0.18)	($0.70)	($0.64)

UNILIFE CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Measure
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net loss	($10,545)	($9,705)	($40,682)	($29,748)
Share-based compensation expense	2,420	3,291	9,022	10,056
Depreciation and amortization	1,517	587	4,009	2,314
Interest expense	270	34	511	125
Non-recurring costs associated with redomiciliation & US listing*	—	46	—	2,731

Adjusted net loss	($6,338)	($5,747)	($27,140)	($14,522)

Adjusted net loss per share —diluted	($0.10)	($0.11)	($0.47)	($0.31)

*Includes legal, consulting and other professional fees incurred in connection with the Company’s redomiciliation to the United States and Nasdaq listing.
# # #